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                                                              Exhibit 21.1

                                  SUBSIDIARIES
                                       OF
                                  THE COMPANY


Name                                                           Jurisdiction
----                                                           ------------

Advanced Seismic Technology, Inc.......................              Texas
Grant Geophysical Corp.................................              Texas
Grant Geophysical do Brasil Ltda.......................             Brazil
Grant Geophysical (Int'l), Inc.........................              Texas
PT. Grant Geophysical
 Indonesia.............................................          Indonesia
Recursos Energeticos Ltda..............................           Colombia
Solid State Geophysical Inc............................    Alberta, Canada
Solid State Internacional
 Ingenieria C.A........................................          Venezuela
Solid State Geophysical Corp...........................           Colorado
SSGI Acquisition Corp..................................    Alberta, Canada
Saudi Solid State Co. Ltd..............................       Saudi Arabia
 (50% ownership joint venture)